Exhibit 10.1

AGREEMENT AND AMENDMENT NO. 5

This AGREEMENT AND AMENDMENT NO. 5 (“Agreement”) dated as of May 15, 2012 (“Effective Date”) is among Alta Mesa Holdings, LP, a Texas limited partnership (“Borrower”), the affiliates of the Borrower party hereto (the “Guarantors”), the Lenders (as defined below), and Wells Fargo Bank, N.A. as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

A. The Borrower is party to that certain Sixth Amended and Restated Credit Agreement dated as of May 13, 2010 among the Borrower, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent, and the Issuing Lender, as amended by that certain Amendment No. 1 dated as of September 2, 2010, that certain Agreement and Amendment No. 2 dated as of December 6, 2010, that certain Agreement and Amendment No. 3 dated as of May 23, 2011, and that certain Agreement and Amendment No. 4 dated as of November 7, 2011, each among the Borrower, the Guarantors, the Lenders, the Administrative Agent and the Issuing Lender (as so amended, the “Credit Agreement”).

B. The parties hereto wish to, subject to the terms and conditions of this Agreement, (i) redetermine and increase the Borrowing Base (as defined in the Credit Agreement) and (ii) make certain other amendments to the Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the benefits to be derived by the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms; Other Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2. Agreement – Borrowing Base. Subject to the terms of this Agreement, as of the Effective Date, the Borrowing Base shall be increased by $25,000,000 (the “Increase Amount”) resulting in a new Borrowing Base equal to $350,000,000. Such Borrowing Base shall remain in effect at such level until the Borrowing Base is redetermined in accordance with Section 2.02 of the Credit Agreement, as amended hereby. The Borrower and the Lenders hereby acknowledge and agree that the redetermination of the Borrowing Base set forth in this Section 2 is the scheduled semi-annual redetermination of the Borrowing Base scheduled for spring, 2012 under Section 2.02 of the Credit Agreement. Each Lender’s Pro Rata Share of the redetemined Borrowing Base, after giving effect to the increase in the Borrowing Base set forth in this Section 2, is set forth in Annex I attached hereto.

Section 3. Amendments to Credit Agreement. Section 6.02 (Debts, Guaranties, and Other Obligations) of the Credit Agreement is hereby amended by (i) replacing the amount “$12,000,000” found in clause (f) therein with the amount “$15,000,000”, and (ii) replacing the amount “$12,000,000” found in clause (n) therein with the amount “$15,000,000”.

Section 4. Representations and Warranties. Each of the Guarantors and the Borrower hereby represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of such earlier date; (b) no Default has occurred which is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate, limited liability company, or partnership power and authority of such Person and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Person enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s and the Guarantors’ obligations under the Loan Documents.

Section 5. Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors and all the Lenders.

(b) The representations and warranties in this Agreement made by the Guarantors and the Borrower shall be true and correct in all material respects.

(c) The Borrower shall have paid, and hereby agrees to pay (i) all reasonable fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date, and (ii) for the account of each Lender, an amendment and borrowing base increase fee equal to 0.40 % of the Increase Amount that is allocated to such Lender.

Section 6. Acknowledgments and Agreements.

(a) Within 30 days following the Effective Date (or such longer period as the Administrative Agent may determine in its sole discretion), the Administrative Agent shall have received such title information as the Administrative Agent may reasonably require setting forth the status of title to at least 80% of the present value of the Proven Reserves categorized as “total proved” of the Borrower and its Restricted Subsidiaries, as determined by the Administrative Agent in its sole discretion, and (ii) the Administrative Agent shall have received new Mortgages or supplements of existing mortgages which collectively encumber at least 85% of all the Borrower’s and its Restricted Subsidiaries’ Proven Reserves and Oil and Gas Properties, and all attached exhibits and schedules, duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent.

(b) The Borrower and each Guarantor acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower and each Guarantor hereby waives any defense, offset, counterclaim or recoupment with respect thereto.

(c) The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

(d) Each of the parties hereto hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranties, are not impaired in any respect by this Agreement.

(e) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

(f) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 7. Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its respective Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations (as defined in the Guaranties), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its respective Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature or other similar electronic means and all such signatures shall be effective as originals.

Section 9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 11. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 12. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

EXECUTED effective as of the date first above written.

BORROWER:	ALTA MESA HOLDINGS, LP
	By:	Alta Mesa Holdings GP, LLC
its general partner

		By:	/s/ Michael McCabe
Michael McCabe
Chief Financial Officer

GUARANTORS:	ALTA MESA FINANCE SERVICES CORP.
ALTA MESA GP, LLC
ARI DEVELOPMENT, LLC
ALTA MESA ACQUISITION SUB, LLC
BRAYTON MANAGEMENT GP II, LLC
CAIRN ENERGY USA, LLC
LOUISIANA ONSHORE PROPERTIES LLC
THE MERIDIAN PRODUCTION, LLC
THE MERIDIAN RESOURCE, LLC
THE MERIDIAN RESOURCE &
EXPLORATION LLC
TMR DRILLING, LLC
VIRGINIA OIL AND GAS, LLC
ALTA MESA HOLDINGS GP, LLC
ALTA MESA ENERGY LLC

Each by: /s/ Michael McCabe
Michael A. McCabe
Chief Financial Officer

ALTA MESA RESOURCES, LP
	By:	Alta Mesa Resources GP, LLC,
its sole general partner

		By:	/s/ Michael McCabe
Michael A. McCabe,
Chief Financial Officer

ALTA MESA SERVICES, LP
ARANSAS RESOURCES, LP
BUCKEYE PRODUCTION COMPANY, LP
LOUISIANA EXPLORATION &
ACQUISITIONS, LP
NAVASOTA RESOURCES, LTD., LLP
NUECES RESOURCES, LP
OKLAHOMA ENERGY ACQUISITIONS, LP
TEXAS ENERGY ACQUISITIONS, LP
GALVESTON BAY RESOURCES, LP
PETRO ACQUISITIONS, LP
PETRO OPERATING COMPANY, LP
ORION OPERATING COMPANY, LP

Each by: Alta Mesa GP, LLC

By:	/s/ Michael McCabe
Michael A. McCabe
Chief Financial Officer

AM IDAHO LLC

By:	/s/ Michael McCabe
Michael A. McCabe
Chief Financial Officer and Secretary

BRAYTON RESOURCES, LP
By:	Brayton Management GP, LLC, its general partner

By:	/s/ Michael McCabe
Michael A. McCabe
Chief Financial Officer

BRAYTON RESOURCES II, L.P.
By:	Brayton Management GP II, LLC, its general partner

By:	/s/ Michael McCabe
Michael A. McCabe
Chief Financial Officer

PETRO ACQUISITIONS HOLDINGS, LP
By:	Petro Acquisitions Holdings GP, LLC,
its sole general partner

By:	/s/ Michael McCabe
Michael A. McCabe,
Chief Financial Officer

PETRO OPERATING COMPANY HOLDINGS, INC.,

By:	/s/ Michael McCabe
Michael A. McCabe
Chief Financial Officer

GALVESTON BAY RESOURCES HOLDINGS, LP,
By:	Galveston Bay Resources Holdings GP, LLC
its sole general partner

By:	/s/ Michael McCabe
Michael A. McCabe,
Chief Financial Officer

ADMINISTRATIVE AGENT/
ISSUING LENDER/
LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Michael Real
Michael Real
Director

LENDER:	UNION BANK, N.A.

	By:	/s/ Paul E. Cornell
	Name:	Paul E. Cornell
	Title:	Senior Vice President

LENDER:	TORONTO DOMINION (NEW YORK) LLC

	By:	/s/ Debbi L. Brito
	Name:	Debbi L. Brito
	Title:	Authorized Signatory

LENDER:	ING CAPITAL LLC

	By:	/s/ Charles Hall
	Name:	Charles Hall
	Title:	Managing Director

LENDER:	CITIBANK, N.A.

	By:	/s/ Thomas Benavides
	Name:	Thomas Benavides
	Title:	Senior Vice President

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Scott L. Joyce
	Name:	Scott L. Joyce
	Title:	Senior Vice President

LENDER:	BOKF, NA d/b/a Bank of Texas

	By:	/s/ Martin W. Wilson
	Name:	Martin W. Wilson
	Title:	Senior Vice President

LENDER:	AMEGY BANK NATIONAL ASSOCIATION

	By:	/s/ Mark A. Serice
	Name:	Mark A. Serice
	Title:	Senior Vice President

LENDER:	TEXAS CAPITAL BANK, N.A.

	By:	/s/ Moni Collins
	Name:	Moni Collins
	Title:	Vice President

ANNEX I

BORROWING BASE AS OF MAY 15, 2012*

LENDERS	PRO RATA SHARE OF THE BORROWING BASE*	PERCENTAGE OF TOTAL
Wells Fargo Bank, N.A.	$85,964,912.28	24.561403509%
Union Bank, N.A.	$55,263,157.89	15.789473684%
Toronto Dominion (New York) LLC	$41,754,385.97	11.929824561%
ING Capital LLC	$34,385,964.91	9.824561404%
Citibank, N.A.	$34,385,964.91	9.824561404%
Capital One, National Association	$30,701,754.39	8.771929824%
BOKF, NA d/b/a Bank of Texas	$30,701,754.39	8.771929824%
Amegy Bank National Association	$18,421,052.63	5.263157895%
Texas Capital Bank, N.A.	$18,421,052.63	5.263157895%
TOTAL	$350,000,000.00	100%

*	Borrowing Base is subject to redetermination pursuant to the terms of the Credit Agreement, as amended.